Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (800) 611-8488
Wednesday, October 27, 2010		bob.lougee@usamobility.com
USA Mobility Reports Third Quarter Operating Results;
Board Declares Regular Quarterly and Special Cash Distribution
Subscriber and Revenue Trends Improve;
Operating Expenses Again Reduced;
Cash Flow Margins Remain High
Springfield, VA (October 27, 2010) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the third quarter ended September 30, 2010.
In addition, the Company’s Board of Directors declared a regular quarterly cash distribution of $0.25 per share and a special cash distribution of $1.00 per share. The cash distributions will be paid on December 10, 2010 to stockholders of record on November 18, 2010. Of the $0.25 cash distribution, the Company expects $0.24 will be a return of capital and $0.01 will be a dividend distribution. With respect to the special cash distribution, the Company expects $0.97 will be a return of capital and $0.03 will be a dividend distribution.
Total revenue for the third quarter was $56.7 million, compared to $59.1 million in the second quarter of 2010 and $69.5 million in the year-earlier quarter. Third quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $22.0 million, compared to $20.4 million in the second quarter and $25.7 million in the third quarter of 2009.
Net income for the third quarter was $15.4 million, or $0.69 per fully diluted share, compared to $13.9 million, or $0.58 per fully diluted share, in the second quarter, and $9.2 million, or $0.40 per fully diluted share, in the year-earlier quarter. Net income for the third quarter of 2010 included a one-time benefit of $0.8 million to operating expenses associated with the departure of the Company’s former chief operating officer and chief financial officer (COO/CFO) and the one-time receipt of $2.0 million for the completion of the sale of a narrowband personal communications service license. Excluding these one-time items, net income for the third quarter of 2010 would have been $13.2 million, or $0.59 per fully diluted share.

Third quarter results included:
•	EBITDA margin (or EBITDA as a percentage of revenue) increased to 38.8 percent from 34.6 percent in the prior quarter and 37.0 percent in the third quarter of 2009. These results included a one-time benefit of $0.8 million to operating expenses associated with the departure of the Company’s former COO/CFO. Absent the one-time benefit, EBITDA margin would have been approximately 37.4 percent.

•	The quarterly rate of revenue erosion improved to 4.1 percent in the third quarter, compared to 5.8 percent in the prior quarter, and 7.5 percent in the third quarter of 2009. The annual rate of revenue erosion was 18.4 percent, compared to 21.3 percent in both the second quarter and year-earlier quarter.

•	Total paging ARPU (average revenue per unit) was $8.85 in the third quarter, compared to $8.87 in the second quarter and $8.89 in the year-earlier quarter.

•	Net unit losses were 77,000 in the third quarter, compared to 72,000 in the prior quarter and 152,000 in the third quarter of 2009. Units in service totaled 1,950,000 at September 30, 2010, compared to 2,297,000 a year earlier.

•	The quarterly rate of subscriber loss was 3.8 percent, compared to 3.5 percent in the second quarter and 6.2 percent in the third quarter of 2009. The annual rate of subscriber erosion improved to 15.1 percent in the quarter from 17.2 percent in the prior quarter and 23.5 percent in the year-earlier quarter.

•	Operating expenses (excluding depreciation, amortization and accretion) totaled $34.7 million in the third quarter, a reduction of $9.1 million, or 20.8 percent, from $43.8 million in the third quarter of 2009. Operating expenses declined 10.3 percent from the prior quarter.

•	Capital expenses were $1.7 million in the quarter, compared to $1.8 million in the year-earlier quarter.

•	The Company repurchased 156,522 shares of common stock during the quarter under its buy back program, and approximately $16.1 million remains available for purchases under the currently approved plan which runs through December 31st of this year.

•	The Company’s cash balance at September 30, 2010 was $141.8 million.
“USA Mobility reported another quarter of outstanding operating results, continuing the positive trends we experienced in the first half of 2010,” said Vincent D. Kelly, president and chief executive officer. “During the quarter we met or exceeded the majority of our key performance targets, including continued improvement in subscriber and revenue trends. In addition, both cash flow margins and ARPU levels remained strong and cost management efforts continued on track, all consistent with the financial guidance we provided earlier this year. As a result, we again were able to generate sufficient cash flow to return significant capital to stockholders in the form of cash distributions and share repurchases.”
Shawn E. Endsley, chief financial officer, said the Company continued to make steady progress in reducing operating expenses during the quarter. “Excluding depreciation, amortization and accretion, operating expenses decreased 10.3 percent from the second quarter and 20.8 percent over the past 12 months,” he noted, “with significant reductions in payroll and related expenses and site rent expenses.” Endsley added: “Operating expense as a percentage of revenue was 61.2 percent in the quarter, the lowest level in the Company’s history, compared to 63.0 percent in the year-earlier quarter, while lower expenses contributed to an EBITDA margin of 38.8 percent versus 37.0 percent in the same quarter of 2009. After excluding the one-time benefit associated with the departure of the Company’s former COO/CFO, operating expenses would have been 62.6 percent of revenue and the EBITDA margin would have been 37.4 percent.”
Based on current trends, the Company maintained its previous financial guidance for 2010, with revenues expected to be between $230 million and $235 million, operating expenses (excluding depreciation, amortization and accretion) between $156 million and $159 million, and capital expenses between $7 million and $9 million.
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its third quarter results at 10:00 a.m. Eastern Time on Thursday, October 28, 2010. The dial-in number for the call is 888-204-4517 (toll-free) or 913-312-0979 (toll). The pass code for the call is 4774094. A replay of the call will be available from 2:00 p.m. ET on October 28 until 11:59 p.m. on Thursday, November 11. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 4774094.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10

Revenues:
Paging service	$72,021	$67,972	$63,308	$59,657	$57,832	$54,875	$52,778
Cellular	991	775	980	795	708	624	532
Product sales	5,271	5,269	4,354	3,927	3,358	2,732	2,805
Other	1,408	1,129	856	993	886	881	595

Total revenues	79,691	75,145	69,498	65,372	62,784	59,112	56,710

Operating expenses:
Cost of products sold	1,669	1,421	1,593	1,513	1,209	1,134	819
Service, rental and maintenance	22,955	21,290	20,950	20,115	18,941	17,175	16,821
Selling and marketing	6,062	5,600	5,198	4,955	4,557	4,394	4,060
General and administrative	20,186	22,801	16,050	15,289	15,812	15,924	12,907
Severance and restructuring	190	52	15	2,480	314	41	86
Depreciation, amortization and accretion	11,270	11,174	10,689	8,781	7,304	6,698	5,899

Total operating expenses	62,332	62,338	54,495	53,133	48,137	45,366	40,592

% of total revenues	78.2%	83.0%	78.4%	81.3%	76.7%	76.7%	71.6%

Operating income	17,359	12,807	15,003	12,239	14,647	13,746	16,118

% of total revenues	21.8%	17.0%	21.6%	18.7%	23.3%	23.3%	28.4%

Interest income (expense), net	26	28	16	(1)	3	4	6
Other income (expense), net	112	(42)	185	275	78	180	2,320

Income before income tax expense (benefit)	17,497	12,793	15,204	12,513	14,728	13,930	18,444
Income tax expense (benefit)	7,516	(31,953)	6,003	8,883	5,843	841	3,060

Net income	$9,981	$44,746	$9,201	$3,630	$8,885	$13,089	$15,384

Basic net income per common share	$0.43	$1.96	$0.40	$0.16	$0.39	$0.59	$0.70

Diluted net income per common share	$0.43	$1.93	$0.40	$0.16	$0.39	$0.58	$0.69

Basic weighted average common shares outstanding	23,134,072	22,858,573	22,856,951	22,830,040	22,654,240	22,307,488	22,060,636

Diluted weighted average common shares outstanding	23,479,796	23,200,736	23,194,360	23,167,729	22,967,192	22,620,707	22,372,786

Reconciliation of operating income to EBITDA (b):
Operating income	$17,359	$12,807	$15,003	$12,239	$14,647	$13,746	$16,118
Add back: depreciation, amortization and accretion	11,270	11,174	10,689	8,781	7,304	6,698	5,899

EBITDA	$28,629	$23,981	$25,692	$21,020	$21,951	$20,444	$22,017

% of total revenues	35.9%	31.9%	37.0%	32.2%	35.0%	34.6%	38.8%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10
Units in service

Beginning units in service
Direct one-way	2,349	2,198	2,079	1,969	1,881	1,804	1,749
Direct two-way	171	157	147	141	133	126	121

Total direct	2,520	2,355	2,226	2,110	2,014	1,930	1,870

Indirect one-way	196	161	139	116	101	90	82
Indirect two-way	99	91	84	71	67	79	75

Total indirect	295	252	223	187	168	169	157

Total beginning units in service	2,815	2,607	2,449	2,297	2,182	2,099	2,027

Gross placements
Direct one-way	67	74	64	55	53	62	58
Direct two-way	6	7	9	5	5	6	4

Total direct	73	81	73	60	58	68	62

Indirect one-way	8	9	7	6	3	3	3
Indirect two-way	4	2	1	2	15	1	1

Total indirect	12	11	8	8	18	4	4

Total gross placements	85	92	81	68	76	72	66

Gross disconnects
Direct one-way	(218)	(193)	(174)	(143)	(130)	(117)	(115)
Direct two-way	(20)	(17)	(15)	(13)	(12)	(11)	(16)

Total direct	(238)	(210)	(189)	(156)	(142)	(128)	(131)

Indirect one-way	(43)	(31)	(30)	(21)	(14)	(11)	(10)
Indirect two-way	(12)	(9)	(14)	(6)	(3)	(5)	(2)

Total indirect	(55)	(40)	(44)	(27)	(17)	(16)	(12)

Total gross disconnects	(293)	(250)	(233)	(183)	(159)	(144)	(143)

Net gain (loss)
Direct one-way	(151)	(119)	(110)	(88)	(77)	(55)	(57)
Direct two-way	(14)	(10)	(6)	(8)	(7)	(5)	(12)

Total direct	(165)	(129)	(116)	(96)	(84)	(60)	(69)

Indirect one-way	(35)	(22)	(23)	(15)	(11)	(8)	(7)
Indirect two-way	(8)	(7)	(13)	(4)	12	(4)	(1)

Total indirect	(43)	(29)	(36)	(19)	1	(12)	(8)

Total net change	(208)	(158)	(152)	(115)	(83)	(72)	(77)

Ending units in service
Direct one-way	2,198	2,079	1,969	1,881	1,804	1,749	1,692
Direct two-way	157	147	141	133	126	121	109

Total direct	2,355	2,226	2,110	2,014	1,930	1,870	1,801

Indirect one-way	161	139	116	101	90	82	75
Indirect two-way	91	84	71	67	79	75	74

Total indirect	252	223	187	168	169	157	149

Total ending units in service	2,607	2,449	2,297	2,182	2,099	2,027	1,950

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10

ARPU
Direct one-way	$8.11	$8.18	$8.08	$8.04	$8.16	$8.05	$8.07
Direct two-way	23.68	23.62	23.42	23.59	23.61	23.55	23.11

Total direct	9.15	9.21	9.10	9.06	9.17	9.06	9.01

Indirect one-way	7.05	7.43	7.51	7.77	8.78	8.87	9.60
Indirect two-way	4.58	5.19	5.49	5.14	4.84	4.25	4.09

Total indirect	6.19	6.60	6.74	6.73	7.04	6.65	6.86

Total one-way	8.03	8.14	8.05	8.02	8.19	8.09	8.14
Total two-way	16.66	16.86	17.09	17.32	16.76	16.06	15.54

Total paging ARPU	$8.86	$8.96	$8.89	$8.88	$9.00	$8.87	$8.85

Gross disconnect rate (b)
Direct one-way	-9.3%	-8.8%	-8.4%	-7.2%	-6.9%	-6.5%	-6.6%
Direct two-way	-11.8%	-11.0%	-10.2%	-8.9%	-9.1%	-8.5%	-13.0%

Total direct	-9.5%	-8.9%	-8.5%	-7.3%	-7.1%	-6.6%	-7.0%

Indirect one-way	-22.0%	-19.4%	-21.9%	-18.9%	-13.7%	-12.8%	-12.5%
Indirect two-way	-11.6%	-9.1%	-16.4%	-8.5%	-4.9%	-6.8%	-2.6%

Total indirect	-18.5%	-15.6%	-19.8%	-14.9%	-10.1%	-9.9%	-7.7%

Total one-way	-10.3%	-9.5%	-9.2%	-7.9%	-7.3%	-6.8%	-6.8%
Total two-way	-11.7%	-10.3%	-12.5%	-8.8%	-7.7%	-7.9%	-9.0%

Total paging gross disconnect rate	-10.4%	-9.6%	-9.5%	-8.0%	-7.3%	-6.9%	-7.0%

Net gain / loss rate (c)
Direct one-way	-6.4%	-5.4%	-5.3%	-4.4%	-4.1%	-3.1%	-3.2%
Direct two-way	-8.5%	-6.4%	-4.4%	-5.5%	-5.0%	-4.2%	-9.5%

Total direct	-6.6%	-5.5%	-5.2%	-4.5%	-4.2%	-3.1%	-3.6%

Indirect one-way	-17.8%	-13.7%	-16.9%	-13.6%	-10.5%	-9.8%	-9.2%
Indirect two-way	-8.2%	-7.2%	-14.9%	-5.2%	17.1%	-4.7%	-0.9%

Total indirect	-14.6%	-11.3%	-16.1%	-10.4%	0.7%	-7.4%	-5.1%

Total one-way	-7.3%	-6.0%	-6.0%	-5.0%	-4.4%	-3.4%	-3.5%
Total two-way	-8.4%	-6.7%	-8.2%	-5.4%	2.5%	-4.4%	-6.1%

Total paging net gain / loss rate	-7.4%	-6.0%	-6.2%	-5.0%	-3.8%	-3.5%	-3.8%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10

Gross placement rate (b)
Healthcare	3.7%	4.4%	3.8%	3.4%	3.5%	4.4%	3.9%
Government	1.7%	2.4%	2.4%	1.9%	1.8%	1.9%	3.1%
Large enterprise	2.4%	2.2%	3.3%	2.2%	2.1%	2.6%	1.9%
Other	2.4%	2.5%	2.3%	2.2%	2.4%	2.0%	2.5%

Total direct	2.9%	3.4%	3.3%	2.8%	2.9%	3.5%	3.4%
Total indirect	3.9%	4.3%	3.7%	4.5%	10.9%	2.5%	2.6%

Total	3.0%	3.5%	3.3%	3.0%	3.5%	3.4%	3.3%

Gross disconnect rate (b)
Healthcare	-6.8%	-6.2%	-6.7%	-5.5%	-4.9%	-5.2%	-5.7%
Government	-9.9%	-10.7%	-10.7%	-9.4%	-9.1%	-8.3%	-8.3%
Large enterprise	-13.3%	-13.0%	-10.7%	-9.4%	-10.3%	-8.3%	-9.7%
Other	-13.0%	-12.4%	-10.6%	-10.1%	-11.0%	-9.6%	-9.3%

Total direct	-9.5%	-8.9%	-8.5%	-7.3%	-7.1%	-6.6%	-7.0%
Total indirect	-18.5%	-15.6%	-19.8%	-14.9%	-10.1%	-9.9%	-7.7%

Total	-10.4%	-9.6%	-9.5%	-8.0%	-7.3%	-6.9%	-7.0%

Net loss rate (b)
Healthcare	-3.1%	-1.8%	-2.9%	-2.1%	-1.4%	-0.8%	-1.8%
Government	-8.2%	-8.4%	-8.3%	-7.5%	-7.4%	-6.4%	-5.2%
Large enterprise	-10.9%	-10.9%	-7.4%	-7.2%	-8.1%	-5.7%	-7.8%
Other	-10.6%	-10.0%	-8.3%	-7.9%	-8.6%	-7.6%	-6.8%

Total direct	-6.6%	-5.5%	-5.2%	-4.5%	-4.2%	-3.1%	-3.6%
Total indirect	-14.6%	-11.3%	-16.1%	-10.4%	0.7%	-7.4%	-5.1%

Total	-7.4%	-6.0%	-6.2%	-5.0%	-3.8%	-3.5%	-3.8%

End of period units in service % of total (b)
Healthcare	44.9%	49.8%	51.5%	53.2%	54.5%	56.1%	57.1%
Government	17.2%	15.6%	15.3%	14.9%	14.4%	14.1%	13.9%
Large enterprise	12.0%	11.8%	11.8%	11.4%	10.9%	10.7%	10.2%
Other	16.2%	13.7%	13.2%	12.8%	12.1%	11.4%	11.2%

Total direct	90.3%	90.9%	91.8%	92.3%	91.9%	92.3%	92.4%
Total indirect	9.7%	9.1%	8.2%	7.7%	8.1%	7.7%	7.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10

Account size ending units in service (000’s)
1 to 3 units	137	126	118	109	101	95	88
4 to 10 units	82	75	70	66	62	58	54
11 to 50 units	199	183	168	158	149	140	130
51 to 100 units	125	112	104	97	92	86	79
101 to 1,000 units	626	580	546	519	499	483	456
>1,000 units	1,186	1,150	1,104	1,065	1,027	1,008	994

Total	2,355	2,226	2,110	2,014	1,930	1,870	1,801

End of period units in service % of total direct
1 to 3 units	5.8%	5.7%	5.6%	5.4%	5.2%	5.1%	4.9%
4 to 10 units	3.5%	3.4%	3.3%	3.3%	3.2%	3.1%	3.0%
11 to 50 units	8.4%	8.2%	8.0%	7.8%	7.7%	7.5%	7.2%
51 to 100 units	5.3%	5.0%	4.9%	4.8%	4.8%	4.6%	4.4%
101 to 1,000 units	26.6%	26.0%	25.9%	25.8%	25.9%	25.8%	25.3%
>1,000 units	50.4%	51.7%	52.3%	52.9%	53.2%	53.9%	55.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-7.8%	-7.9%	-6.9%	-7.4%	-7.6%	-5.8%	-7.0%
4 to 10 units	-8.8%	-7.9%	-6.7%	-6.1%	-5.3%	-6.0%	-7.5%
11 to 50 units	-8.9%	-8.2%	-7.7%	-5.9%	-5.8%	-6.1%	-7.3%
51 to 100 units	-6.2%	-10.1%	-7.6%	-6.8%	-4.4%	-6.5%	-7.9%
101 to 1,000 units	-8.0%	-7.4%	-5.9%	-4.9%	-3.7%	-3.3%	-5.6%
>1,000 units	-5.1%	-3.1%	-4.0%	-3.5%	-3.7%	-1.9%	-1.3%

Total	-6.6%	-5.5%	-5.2%	-4.5%	-4.2%	-3.1%	-3.6%

Account size ARPU
1 to 3 units	$14.73	$15.07	$14.98	$15.03	$15.28	$15.37	$15.48
4 to 10 units	14.00	14.30	14.24	14.21	14.37	14.35	14.51
11 to 50 units	11.41	11.65	11.54	11.45	11.86	12.01	12.18
51 to 100 units	10.30	10.13	10.06	10.06	10.67	10.76	10.69
101 to 1,000 units	8.94	9.04	8.89	8.82	9.00	8.93	8.82
>1,000 units	7.77	7.80	7.76	7.79	7.80	7.63	7.64

Total	$9.15	$9.21	$9.10	$9.06	$9.17	$9.06	$9.01

Cellular revenue
Number of activations	2,389	2,207	2,633	2,253	2,354	1,885	1,885

Revenue from cellular services (000’s)	$991	$775	$980	$795	$708	$624	$532

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10

Cost of products sold	$1,669	$1,421	$1,593	$1,513	$1,209	$1,134	$819

Service, rental and maintenance
Site rent	11,218	10,223	10,422	9,871	9,079	8,283	8,042
Telecommunications	4,485	4,284	3,945	3,885	3,831	3,467	3,341
Payroll and related	5,631	5,286	4,988	4,725	4,586	4,444	4,199
Stock based compensation	49	7	13	12	6	7	5
Other	1,572	1,490	1,582	1,622	1,439	974	1,234

Total service, rental and maintenance	22,955	21,290	20,950	20,115	18,941	17,175	16,821

Selling and marketing
Payroll and related	4,175	3,711	3,366	3,199	2,964	2,814	2,659
Commissions	1,201	1,422	1,328	1,131	1,164	1,367	1,163
Stock based compensation	109	26	26	26	17	22	17
Other	577	441	478	599	412	191	221

Total selling and marketing	6,062	5,600	5,198	4,955	4,557	4,394	4,060

General and administrative
Payroll and related	9,075	7,754	7,213	7,089	6,912	6,621	5,719
Stock based compensation	569	241	241	241	240	242	15
Bad debt	850	750	699	654	713	594	571
Facility rent	1,628	1,446	1,457	1,411	1,354	1,326	992
Telecommunications	771	721	720	702	657	603	518
Outside services	4,514	4,063	3,269	3,051	3,267	3,185	2,463
Taxes, licenses and permits	1,101	1,695	(680)	660	1,591	1,836	1,276
Other	1,678	6,131	3,131	1,481	1,078	1,517	1,353

Total general and administrative	20,186	22,801	16,050	15,289	15,812	15,924	12,907

Severance and restructuring	190	52	15	2,480	314	41	86
Depreciation, amortization and accretion	11,270	11,174	10,689	8,781	7,304	6,698	5,899

Operating expenses	$62,332	$62,338	$54,495	$53,133	$48,137	$45,366	$40,592

Capital expenditures	$6,054	$4,355	$1,806	$5,014	$1,725	$563	$1,730

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/09	9/30/10
		(unaudited)

Assets
Current assets:
Cash and cash equivalents	$109,591	$141,813
Accounts receivable, net	19,051	14,282
Prepaid expenses and other	3,016	2,890
Tax receivables	5,117	—
Deferred income tax assets, net	1,068	831

Total current assets	137,843	159,816
Property and equipment, net	41,295	26,550
Intangible assets, net	226	443
Tax receivables	—	5,175
Deferred income tax assets, net	32,123	22,738
Other assets	2,061	402

Total assets	$213,548	$215,124

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$35,214	$23,131
Customer deposits	888	753
Deferred revenue	7,422	7,095

Total current liabilities	43,524	30,979
Other long-term liabilities	11,228	12,631

Total liabilities	54,752	43,610

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	137,378	129,451
Retained earnings	21,416	42,061

Total stockholders’ equity	158,796	171,514

Total liabilities and stockholders’ equity	$213,548	$215,124

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the nine months ended
	9/30/09	9/30/10

Cash flows from operating activities:
Net income	$63,928	$37,358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	33,133	19,901
Deferred income tax expense	22,889	9,622
Amortization of stock based compensation	1,281	571
Provisions for doubtful accounts, service credits and other	3,559	3,504
Non-cash transaction tax accrual adjustments	(4,879)	(927)
Loss (gain) on disposals of property and equipment	138	(3)
Changes in assets and liabilities:
Accounts receivable	1,203	1,265
Prepaid expenses, intangible assets and other assets	(913)	643
Accounts payable and accrued liabilities	(4,403)	(9,744)
Customer deposits and deferred revenue	(2,057)	(462)
Other long-term liabilities	(37,654)	—

Net cash provided by operating activities	$76,225	$61,728

Cash flows from investing activities:
Purchases of property and equipment	(12,215)	(4,018)
Proceeds from disposals of property and equipment	30	72

Net cash used in investing activities	$(12,185)	$(3,946)

Cash flows from financing activities:
Cash distributions to stockholders	(39,843)	(16,667)
Purchase of common stock	(3,537)	(8,893)

Net cash used in financing activities	$(43,380)	$(25,560)

Net increase in cash and cash equivalents	20,660	32,222
Cash and cash equivalents, beginning of period	75,032	109,591

Cash and cash equivalents, end of period	$95,692	$141,813

Supplemental disclosure:
Interest paid	$1	$—

Income taxes paid (state and local)	$437	$340

(a)	Slight variations in totals are due to rounding.